ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20080502254-88
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 07/28/2008 7:10 AM
	Entity Number E0485182008-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Avalon Holding Group, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: IncSmart.biz, Inc. (Name)

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: 4421 Edward Ave. City: Las Vegas Nevada Zip Code: 89108

Mailing Address (if different from street address): City: Nevada Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75,000,000 Par value per share: $ 0.001 Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Name: Tamara Gileva
Street Address: 3/2 Yahtennaya St., Suite 158 City: St. Petersburg Russia State: Zip Code: 197374

2) Name:
Street Address: City: State: Zip Code:

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: Consulting

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: Michael LaSala X *Michael LaSala* Incorporator Signature
Address: 4421 Edward Ave. City: Las Vegas State: NV Zip Code: 89108

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X *Michael LaSala for incsmart.biz*
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 07/23/2008

This form must be accompanied by appropriate fees.